Exhibit 10.6

Option No.

XENITH BANKSHARES, INC.

2009 STOCK INCENTIVE PLAN

Stock Option Agreement

(Non-Employee Director)

Name of Participant:	_________________________________
Grant Date:	_________________________________
Number of Shares Subject to Option:	_________________________________
Option Price:	$_____________________ per share
Type of Option:	Nonqualified Option
Expiration Date:	_________________________________

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made effective the              day of                   , 20__, between Xenith Bankshares, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Corporation”), and                     , a Director of the Corporation or a Subsidiary (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Xenith Bankshares, Inc. 2009 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which has been made available to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Option; Term of Option. The Corporation hereby grants to the Participant, pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of an aggregate of              (            ) shares (the “Shares”) of the Common Stock (the “Common Stock”) of the Corporation, at a purchase price (the “Option Price”) of              ($        ) per Share. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full on or before                          (the “Expiration Date”) (such term commencing with the Grant Date and ending on the Expiration Date is the “Option Period”).

3. Exercise of Option.

(a) The Option shall become exercisable on the date or dates and subject to such conditions set forth in the Plan, this Agreement and Schedule A, which is attached hereto and expressly made a part of this Agreement.

(b) To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Corporation shall promptly deliver to the Participant a certificate or certificates for the Shares purchased. The Option may be exercised only for whole shares. Payment of the Option Price may be made in cash or cash equivalent; provided that, where permitted by the Administrator and any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, and the Code (“Applicable Laws”) (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator and otherwise acceptable to the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) with respect only to purchases upon exercise of the Option only after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or (v) by any combination of the foregoing methods. Shares tendered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator.

4. Effect of Change in Control.

(a) Except as may be otherwise provided under the Plan or this Agreement, in the event of a Change of Control (other than a Change in Control resulting from the acquisition or purchase of the common stock of the Corporation or First Bankshares, Inc. by BankCap Capital Partners Fund I, L.P. through its affiliates (collectively “BankCap”) or upon BankCap’s exercise of warrants or stock options), the Option, if outstanding as of the date of such Change of Control, shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(b) In the event of a Change in Control, the Administrator may, in its sole and absolute discretion, determine that the Option shall not vest or become exercisable on an accelerated basis, if the Administrator determines that the Option shall be treated in a different manner in accordance with the Plan, e.g., if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interest of participants under the Plan.

5. Termination of Service.

(a) The Option may be exercised only to the extent vested and exercisable on the date of the Participant’s termination of service as a member of the Board and the board of directors of a Subsidiary, as applicable, (the “Termination Date”) (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (i) the close of the period of three months next succeeding the Termination Date; or (ii) the close of the Option Period.

(b) If the service of the Participant as a member of the Board and the board of directors of a Subsidiary, as applicable, is terminated because of Disability or death, any portion of the Option that is unexercised and unvested on the Participant’s Termination Date shall immediately vest and become exercisable. The Option must be exercised, if at all, prior to the close of the Option Period or such shorter period as required under the Plan or by the Code. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(c) If the service of the Participant as a member of the Board and the board of directors of a Subsidiary, as applicable, is terminated for any reason other than Disability, death or for Cause, the Option may be exercised to the extent vested and exercisable on the Participant’s Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the period of three months next succeeding the Termination Date; or (ii) the close of the Option period. If the Participant dies following such termination of services and prior to the earlier of the dates specified in (i) or (ii) of this Section 5(c), the Participant shall be treated as having died while serving under Section 5(b) (treating for this purpose the Participant’s date of termination of services as the Termination Date). In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(d) If the service of the Participant as a member of the Board and the board of directors of a Subsidiary, as applicable, is terminated for Cause, the Option shall lapse and no longer be exercisable as of the Termination Date, as determined by the Administrator.

6. No Right of Continued Service; Forfeiture of Award. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a Subsidiary or interfere with the right of the Corporation or a Subsidiary to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant under the Plan with respect to the Option shall terminate upon termination of the Participant’s service.

7. Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, the Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative.

8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement does not supersede or amend any non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. A copy of the Plan has been made available to the Participant and the Participant has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Purchase for Own Account for Investment. Any Shares acquired pursuant to the Option shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares subject to the Option.

(c) Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares subject to the Option, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of the investment in the Common Stock; (ii) the financial hazards involved in investment in the Common Stock; (iii) the lack of liquidity of the Shares subject to the Option and the restrictions on transferability of such Shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the Shares of Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect the Participant’s own interests in this transaction and is financially capable of bearing a total loss from this investment.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares subject to the Option.

(f) Compliance with Securities Laws. The Shares subject to the Option have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any Shares subject to this Option is expressly conditioned upon compliance with all applicable federal and state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt; State Restrictions. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that the Participant may not transfer any Shares subject to the Option unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares subject to the Option. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares subject to the Option in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h) Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10. Restrictions on Option and Shares.

(a) General. As a condition to the issuance and delivery of Shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to this Agreement, any shareholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement and/or any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Shares shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of the Plan, this Agreement, any shareholders agreement and any other applicable agreements. The acquisition of the Shares by the Participant or any other holder of the Shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Shares to the restrictions described in the Plan, this Agreement, any shareholders agreement and any other applicable agreements.

(b) Compliance with Applicable Laws. The Corporation may impose such restrictions on the Option, the Shares and any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Option hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

11. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

12. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered and/or terminated at any time by the Administrator; provided, however, that any such amendment, alteration or termination of the Option shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Option. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Section 409A of the Code, Code section 422, and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Corporation or any Parent or Subsidiary, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles. The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13. No Rights as a Shareholder. The Participant and the Participant’s legal representatives, legatees, distributees or transferees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or them.

14. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares the Participant is entitled to receive upon exercise of the Option. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator. Notwithstanding the foregoing, share withholding to satisfy such tax obligations shall not be available in connection with any exercise of the Option during the first three years of the Corporation’s operations and, subsequent to such first three years, such share withholding shall not be available if it would represent a safety and soundness issue to the Corporation, based on applicable Corporation regulatory laws and regulations and other guidance.

15. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement shall be final and binding.

16. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

17. Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

18. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

19. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant effective as of the day and year first above written.

XENITH BANKSHARES, INC.

By:

Printed Name:

Title:

PARTICIPANT

By:

Printed Name:

XENITH BANKSHARES, INC.

2009 STOCK INCENTIVE PLAN

Stock Option Agreement

(Non-Employee Director)

SCHEDULE A

Name of Participant:	_____________________
Grant Date:	_____________________
Number of Shares Subject to Option:	_____________________
Option Price:	$___________ per share
Type of Option:	Nonqualified Option
Expiration Date:	_____________________

Date Installment First Exercisable	Percentage of Option Which Is Exercisable

Schedule A